UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 20, 2016 (September 14, 2016)

Liberated Energy, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-55177
(Commission File No.)

2 Coleman Court
Southampton, New Jersey   08088
(Address of principal executive offices and Zip Code)

(845) 610-3817
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 14, 2016, we entered into an agreement (the "Agreement") with Ron Knori ("Knori") the owner of EcoCab Portland, LLC, an Oregon Limited Liability Company ("EcoCab"); EcoCab; and, Brian Conway, wherein we agreed to acquire from Knori 100% of the ownership interest of EcoCab in consideration of issuing Knori 25,553,000 restricted shares of our common stock.  Further, as set forth in the Agreement and as further consideration for the acquisition of EcoCab, Conway, our president, agreed to transfer to Knori, 10,000,000 shares of our Series A Preferred Stock which Conway owns and which constitute all of the issued and outstanding shares of our Series A Preferred Stock.  Thereafter, EcoCab will be our wholly owned subsidiary corporation.  Knori and others selected by Knori will replace Conway and others as directors and officers.  Conway will continue to own 11% of our total outstanding shares and his interest will be non-dilutive under certain circumstances.  The Agreement is subject to the condition that all of our liabilities will be paid and we shall have executed an agreement with third parties for the ingestion of $200,000.  Closing must take place on or before October 31, 2016.

On September 7, 2016, 2016, we issued a promissory note to Carebourn Capital, L.P. in consideration of a loan to us in the amount of $197,363.70 for the payment of certain outstanding liabilities.  The foregoing promissory note contains provisions that allow Carebourn to convert the debt into shares or our common stock.

On September 16, 2016, we issued a promissory note to Carebourn Capital, L.P. in consideration of a loan to us in the amount of $25,000.00 for the payment of certain outstanding liabilities.  The foregoing promissory note contains provisions that allow Carebourn to convert the debt into shares or our common stock.

ITEM 1.02                  TERMINATION OF A MATERIAL DEFINITE AGREEMENT.

On September 15, 2016, we paid outstanding liabilities to JMJ Financial, Gel Properties LLC, Service Trading and others in consideration of $104,363.70.

ITEM 2.03                  CREATION OF A DIRECT FINANCIAL OBLIGATION.

On September 7, 2016, 2016, we issued a promissory note to Carebourn Capital, L.P. in consideration of a loan to us in the amount of $197,363.70 for the payment of certain outstanding liabilities.  The foregoing promissory note contains provisions that allow Carebourn to convert the debt into shares or our common stock.

On September 16, 2016, we issued a promissory note to Carebourn Capital, L.P. in consideration of a loan to us in the amount of $25,000.00 for the payment of certain outstanding liabilities.  The foregoing promissory note contains provisions that allow Carebourn to convert the debt into shares or our common stock.

ITEM 3.02                  UNREGISTERED SALE OF EQUITY SECURITIES.

On September 14, 2016, we entered into an agreement (the "Agreement") with Ron Knori ("Knori") the owner of EcoCab Portland, LLC, an Oregon Limited Liability Company ("EcoCab"); EcoCab; and, Brian Conway, wherein we agreed to acquire from Knori 100% of the ownership interest of EcoCab in consideration of issuing Knori 25,553,000 restricted shares of our common stock.  Further, as set forth in the Agreement and as further consideration for the acquisition of EcoCab, Conway, our president, agreed to transfer to Knori, 10,000,000 shares of our Series A Preferred Stock which Conway owns and which constitute all of the issued and outstanding shares of our Series A Preferred Stock.  Thereafter, EcoCab will be our wholly owned subsidiary corporation.  Knori and others selected by Knori will replace Conway and others as our directors and officers.  Conway will continue to own 11% of our total outstanding shares and his interest will be non-dilutive under certain circumstances.  The Agreement is subject to the condition that all of our liabilities will be paid and we shall have executed an agreement with third parties for the ingestion of $200,000.  Closing must take place on or before October 31, 2016.  The foregoing issuance of shares of our common stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in that our transaction with Knori did not involve any public offering.  Knori was supplied with the same information that could be found in Part I of a Form S-1 registration statement and we determined that Knori was a sophisticated investor as that term is defined in the rules, regulations and decisions of the Securities and Exchange Commission.

On September 7, 2016, 2016, we issued a promissory note to Carebourn Capital, L.P. in consideration of a loan to us in the amount of $197,363.70 for the payment of certain outstanding liabilities.  The foregoing promissory note contains provisions that allow Carebourn to convert the debt into shares or our common stock.

On September 16, 2016, we issued a promissory note to Carebourn Capital, L.P. in consideration of a loan to us in the amount of $25,000.00 for the payment of certain outstanding liabilities.  The foregoing promissory note contains provisions that allow Carebourn to convert the debt into shares or our common stock.

ITEM 7.01                 REGULATION FD DISCLOSURE.

On September 19, 2016, we issued a press release announcing the execution of the Agreement described in Item 1.01 above.

ITEM 9.01                  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

10.1	Agreement to acquire EcoCab LLC.
10.2	Promissory Note dated September 7, 2016 – Carebourn Capital, L.P.
10.3	Promissory Note dated September 16, 2016 – Carebourn Capital, L.P.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of September 2016.

LIBERATED ENERGY, INC.

BY:	BRIAN CONWAY
Brian Conway
President, Director, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors